Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2003, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-107254) and related Prospectus of XO Communications, Inc. for the Registration of 43,333,333 shares of common stock.

/s/ ERNST & YOUNG LLP

Baltimore, Maryland

October 6, 2003